UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 3, 2014

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GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 24, 2014, the Company’s wholly-owned subsidiary, GreenHunter Pipeline, LLC entered into three definitive agreements with Tuesday Pipeline, LLC concerning the transportation of brine, condensate and water through three pipelines to be constructed by Tuesday Pipeline in and around the Claysville, PA area to an area located around Benwood, WV, pursuant to a Brine Transportation Agreement, a Condensate Transportation Agreement and a Water Transportation Agreement.

All three transportation agreements provided for 100% usage and control on behalf of GreenHunter Pipeline, LLC and its related entities. The Brine Transportation Agreement obligated GreenHunter Pipeline to transport a minimum of 900,000 barrels of brine through the pipeline every two months over the life of the Agreement. The Condensate Transportation Agreement obligated GreenHunter Pipeline to transport a minimum of 600,000 barrels of condensate through the pipeline every two months over the life of the Agreement. The Water Transportation Agreement obligated GreenHunter Pipeline to transport a minimum of 600,000 barrels of brine through the pipeline every two months over the life of the Agreement.

Each Agreement obligated Tuesday Pipeline to furnish to GreenHunter Pipeline, LLC a formal commitment letter from a lender providing for the funding for the construction of the pipeline by August 30, 2014. Tuesday Pipeline failed to deliver the formal commitment letter by August 30, 2014, therefore, GreenHunter Pipeline has terminated each agreement pursuant to its terms and conditions.

GreenHunter Pipeline, LLC has been in negotiations with a number of project lenders who have expressed a high degree of interest in financing the capital costs necessary to construct these three new pipelines. Senior management is highly confident that these negotiations will lead to a permanent commitment and construction will begin early next year as originally scheduled. The necessary rights-of-way that are required for construction of these three pipelines is now being undertaken by GreenHunter Pipeline, LLC. The final execution of long-term transportation agreements with certain producers active in the Marcellus and Utica shale plays are in progress, especially with producers who are planning to commit significant volumes. The level of interest from third party producers in the region has been much greater than originally anticipated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: September 9, 2014	By:	/s/ Morgan F. Johnston
Sr. Vice President, General Counsel and Secretary